                                                                    Exhibit 23.2
                                                                  Cade 1995 10-K

Deloitte &
Touche LLP
                   -------------------------------------------------------------
                   Suite 800                           Telephone: (517) 487-2251
                   One Michigan Avenue                 Facsimile: (517) 487-0404
                   120 North Washington Square
                   Lansing, Michigan 48933-1681




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-37911 of Cade Industries, Inc. on Form S-8 of our report dated February 9, 1996, appearing in the Annual Report to Shareholders and incorporated by reference in the Form 10-K of Cade Industries, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

March 20, 1996
Detroit, Michigan





---------------
Deloitte Touche
Tohmatsu
International
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
                                                                      Exhibit 27
                                                                  1995 Cade 10-K